Contact:	Mike Murphy
Chief Financial Officer
(256) 747-9800

CAVALIER REPORTS SECOND QUARTER RESULTS

Addison, Ala. (July 23, 2009) – Cavalier Homes, Inc. (NYSE Amex: CAV) today announced financial results for the second quarter and six months ended June 26, 2009.

Net loss for the second quarter of 2009 was $951,000 or $0.05 per diluted share compared with net income of $1,238,000 or $0.07 per diluted share in the same quarter last year.  Net sales for the second quarter of 2009 fell 53% to $23,465,000 from $50,353,000 for the second quarter of 2008, reflecting challenging market conditions.  Net sales in the prior-year quarter included $5,835,000 for the shipment of 121 homes under contracts with the Mississippi Emergency Management Agency (MEMA) that were completed in mid-2008.

Revenue for the six months ended June 26, 2009, declined 57% to $42,719,000 from $99,034,000 in the year-earlier period.  Sales to MEMA totaled $13,905,000 in the six months ended June 28, 2008; there were no MEMA sales in 2009.

Gross profit for the second quarter declined 51% to $4,367,000 compared with the year-earlier period and declined 48% to $8,473,000 in the first half of 2009 compared with the first half of 2008.  Gross margin improved to 18.6% from 17.7% for the second quarter of 2008 and was 19.8% through the first half of 2009, up from 16.5% in the comparable period last year.  Selling, general and administrative expenses totaled $5,386,000 in the second quarter of 2009, a decrease of 31% from the same quarter last year.  This decline reflected the impact of cost-control measures implemented during the last year, which was offset in part by costs totaling approximately $412,000 related to the Company's recent proxy contest.  Selling, general and administrative expenses totaled $10,885,000 through the first half of 2009, a decline of 29% from the year-earlier period.

Cavalier completed the sale of its financial services subsidiary on February 27, 2009.  Income from discontinued operations totaling $160,000 was composed of the operating loss for this subsidiary of $371,000 for the first quarter of 2009 prior to its sale, offset by a gain on the sale of $677,000 and net of an income tax provision of $146,000.

Cavalier ended the second quarter with cash totaling $22,475,000, up from $20,898,000 at the same time last year, reflecting the Company's focus on improving liquidity by reducing inventory and the installment loan portfolio held for investment.  Inventory totaled $12,003,000 at the end of the second quarter, representing a decline of $6,674,000 from the year-earlier level.  Accounts receivable at June 26, 2009, declined $7,229,000 to $6,137,000 from a year ago.

As previously announced, Cavalier's Board of Directors unanimously approved an Agreement and Plan of Merger for the Company to be acquired by Addison, Alabama-based Southern Energy Homes, Inc.  The Company expects to complete the transaction in the third quarter of 2009, subject to final documentation and other customary conditions, as well as the approval of Cavalier Homes' stockholders at the upcoming special meeting of stockholders scheduled on August 13, 2009.  Upon completion of the transaction, Cavalier Homes, Inc. will become a wholly owned subsidiary of Southern Energy Homes.

-MORE-

CAV Reports Second Quarter Results

July 23, 2009

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT.

A definitive merger agreement has been submitted to Cavalier's stockholders for their consideration.  On July 16, 2009, Cavalier filed with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and other relevant documents concerning the merger.  The definitive proxy statement was mailed to Cavalier's stockholders on or about July 16, 2009.  Stockholders are urged to read the definitive proxy statement regarding the merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information.  You may obtain a free copy of the definitive proxy statement, as well as other filings containing information about Cavalier, at the SEC's website (http://www.sec.gov).  You also may obtain these documents, free of charge, by accessing Cavalier's website (http://www.cavhomesinc.com), or by contacting Cavalier via telephone at (256) 747-9800.

Cavalier, its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from the Cavalier stockholders in favor of the proposed merger.  Information concerning Cavalier's participants and their respective interests in the proposed merger is included in the definitive proxy statement.  Additional information regarding these directors and executive officers is also set forth in Cavalier's proxy statement for its 2009 annual meeting previously filed with the SEC on April 7, 2009, and its annual report on Form 10-K filed with the SEC on February 20, 2009.

Cavalier Homes, Inc. and its subsidiaries produce and sell manufactured housing.  The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products.

With the exception of historical information, the statements made in this press release, including those containing the words "expects," "anticipates," "thinks" and "believes," and words of similar import, and those relating to industry trends and conditions, Cavalier's expectations for its results of operations during the most recent fiscal quarter and in future periods, acceptance of Cavalier's new product initiatives and the effect of these and other steps taken in the last several years on Cavalier's future sales and earnings, the use of Cavalier's cash to fund inventory financing programs, and Cavalier's plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier's products; inherent risks in the market place associated with new products and new product lines; the impact to Cavalier and the industry from changes in lending programs or the termination of lending programs by national lenders, and other risk factors listed from time to time in Cavalier's reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier's Annual Report on Form 10-K for the period ended December 31, 2008, under the heading "Item 1A. Risk Factors," and its Quarterly Report on Form 10-Q for the period ended March 28, 2009, under the heading "Safe Harbor Statement under the Private Litigation Reform Act of 1995," as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

-MORE-

CAV Reports Second Quarter Results

July 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited
(in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
STATEMENT OF OPERATIONS SUMMARY	June 26, 2009	June 28, 2008	June 26, 2009	June 28, 2008
Revenue	$23,465	$50,353	$42,719	$99,034
Cost of sales	19,098	41,447	34,246	82,663
Gross profit	4,367	8,906	8,473	16,371

Selling, general and administrative	5,386	7,808	10,885	15,357
Gain on sale of property, plant and equipment	(8)	(57)	(1,267)	(57)
Operating income (loss)	(1,011)	1,155	(1,145)	1,071

Other income (expense):
Interest expense	(3)	(117)	(75)	(245)
Other, net	53	101	103	248
	50	(16)	28	3
Income (loss) from continuing operations before income taxes and equity in earnings (losses) of equity-method investees	(961)	1,139	(1,117)	1,074
Income tax provision (benefit)	1	43	(155)	(3)
Equity in earnings (losses) of equity-method investees	9	78	(8)	123
Income (loss) from continuing operations	(953)	1,174	(970)	1,200

Income from discontinued operations before income taxes, including gain on sale of $677 in 2009	2	105	306	254
Income tax provision	--	41	146	98
Income from discontinued operations	2	64	160	156
Net income (loss)	$(951)	$1,238	$(810)	$1,356

Basic and diluted net income per share:
Income (loss) from continuing operations	$(0.05)	$0.06	$(0.06)	$0.06
Income from discontinued operations	--	0.01	0.01	0.01
	$(0.05)	$0.07	$(0.05)	$0.07

Weighted average shares outstanding:
Basic	17,598	18,406	17,598	18,397
Diluted	17,598	18,409	17,598	18,407

-MORE-

CAV Reports Second Quarter Results

July 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(dollars in thousands)

	Quarter Ended		Six Months Ended
	June 26, 2009	June 28, 2008	June 26, 2009	June 28, 2008
OPERATING DATA SUMMARY
Floor shipments:
HUD-Code	926	1,817	1,703	3,562
Modular	26	80	54	157
Total floor shipments	952	1,897	1,757	3,719

Home shipments:
Single-section	270	490	413	985
Multi-section	340	701	670	1,363
Wholesale home shipments	610	1,191	1,083	2,348
Shipments to company-owned retail locations	(8)	(7)	(9)	(10)
MEMA shipments (all single-section)	--	(121)	--	(291)
Shipments to independent retailers	602	1,063	1,074	2,047
Retail home shipments	7	6	10	11
Home shipments other than to MEMA	609	1,069	1,084	2,058

Capital expenditures	$359	$182	$527	$252
Home manufacturing facilities – operating	4	5	4	10
Independent exclusive dealer locations	42	56	42	56
Average home net wholesale prices (excludes MEMA)	$38,000	$41,000	$38,700	$40,400

-MORE-

CAV Reports Second Quarter Results

July 23, 2009

Cavalier Homes, Inc.
Data Sheet – Unaudited (Continued)
(in thousands, except ratios and per share amounts)

	June 26, 2009	June 28, 2008
BALANCE SHEET SUMMARY
Cash and cash equivalents	$22,475	$20,898
Restricted cash	3,773	--
Accounts receivable, less allowance for losses	6,137	13,366
Notes and installment contracts receivable, net	--	6,505
Inventories	12,003	18,677
Other current assets	2,509	1,104
Total current assets	46,897	60,550
Property, plant and equipment, net	23,703	26,970
Other assets	3,279	3,130
Total assets	$73,879	$90,650

Current portion of long-term debt and capital lease obligation	$--	$890
Notes payable	--	792
Accounts payable	2,659	6,141
Amounts payable under dealer incentive programs	1,838	3,153
Estimated warranties	8,450	11,690
Other current liabilities	8,872	13,383
Total current liabilities	21,819	36,049
Long-term debt and capital lease obligation, less current portion	--	2,920
Other long-term liabilities	246	251
Stockholders' equity	51,814	51,430
Total liabilities and stockholders' equity	$73,879	$90,650

OTHER INFORMATION
Working capital	$25,078	$24,501
Current ratio	2.1 to 1	1.7 to 1
Ratio of long-term debt to equity	0.0 to 1	0.1 to 1
Installment loan portfolio	$2,177	$8,399
Number of shares outstanding	17,598	18,430
Stockholders' equity per share	$2.94	$2.79

-END-